UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02           Unregistered Sale of Equity Securities.

     On October 24, 2005, The Interpublic Group of Companies, Inc. completed a private offering of 525,000 shares of 5.25% Series B Cumulative Convertible Perpetual Preferred Stock (the “Shares”) at an aggregate offering price of $525,000,000. The Shares were sold on October 18, 2005 in a private placement to a syndicate of initial purchasers at an aggregate discount of $15,750,000 and may be resold to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933. The initial purchasers have an overallotment option to purchase an additional 75,000 Shares. Interpublic intends to use the net proceeds from the offering for general corporate purposes.

     Each Share is convertible at the option of the holder at any time into 73.1904 shares of Interpublic common stock, subject to adjustment, which represents a conversion price of approximately $13.66, representing a conversion premium of approximately 30% over Interpublic's closing stock price on October 18, 2005 of $10.51 per share. On or after October 15, 2010, the Shares may be converted at Interpublic’s option if the closing price of Interpublic’s common stock multiplied by the conversion rate then in effect equals or exceeds 130% of the liquidation preference of $1,000 per share for 20 trading days during any consecutive 30 trading day period. Holders of the Shares will be entitled to an adjustment to the conversion rate if they convert their Shares in connection with a fundamental change meeting certain specified conditions.

     Dividends of 5.25% per year are payable quarterly in cash or, if certain conditions are met, in common stock, at Interpublic’s option on the 15th day of January, April, July and October of each year. The dividend rate will be increased by 1.0% and all the series of preferred stock then outstanding will have the right to elect two additional directors to the board in the event Interpublic does not pay dividends on the Shares for six quarterly periods. The dividend rate will be similarly increased if Interpublic does not file its periodic reports with the SEC within the 15 days of the required filing date.

     The certificate of designations governing the rights of the Shares is filed as Exhibit 4.1 and incorporated by referenced herein. A copy of the press release published in connection with the completion of the offering is filed as Exhibit 99.1 and incorporated by reference herein.

Item 5.03           Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The disclosure provided under Item 3.02 of this current report is incorporated by reference herein.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Certificate of Designations for 5.25% Series B Cumulative Convertible Perpetual Preferred Stock (filed pursuant to Item 5.03).

Exhibit 99.1	Press release, dated October 24, 2005 (filed pursuant to Item 3.01).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: October 24, 2005	By:	/s/ Steven C. Planchard
Steven C. Planchard Vice President, Associate General Counsel and Assistant Secretary